UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

                On June 5, 2008, DG FastChannel, Inc. (the “Company”) entered into a $65 million senior unsecured bridge loan agreement (the “Bridge Loan”) with a syndicate of financial institutions led by Bank of Montreal (“BMO”).  Borrowings under the Bridge Loan bear interest at 11%, plus the applicable margin that increases at stipulated intervals.  The Bridge Loan matures in June 2010.  As a component of the Company’s existing credit facility, the Bridge Loan contains financial covenants pertaining to (i) the maximum total leverage ratio, (ii) the senior leverage ratio, (iii) the minimum fixed charge coverage ratio, and (iv) maintaining a minimum net worth.  The Bridge Loan also contains a variety of restrictive covenants, such as limitations on borrowings, investments and dividends, and provides for customary events of default.  The Bridge Loan is guaranteed by the Company’s subsidiary and is secured by substantially all of the Company’s assets. The full text of the Bridge Loan Agreement is attached as Exhibit 10.1 to this Current Report on
Form 8-K.

Item 2.01               Acquisition of Assets

On June 5, 2008, the Company issued a press release announcing that it had completed the acquisition of the Vyvx advertising services business, including its distribution, post-production and related operations, from Level 3 Communications, Inc.  The acquisition was completed pursuant to an Asset Purchase Agreement among the Company, WilTel Communications, LLC, Level 3 Communications, LLC and Vyvx, LLC for a purchase price of approximately $129 million in cash, subject to certain working capital and certain other post-closing price adjustments. The Company received financing for the acquisition from BMO Capital Markets for a six–year, $145 million senior credit facility (previously discussed on a Form 8-K filed March 17, 2008) and a two-year, $65 million senior unsecured bridge loan (as discussed in Item 1.01 hereof) to fund the Vyvx advertising services business transaction and to refinance the Company’s existing $85 million senior credit facility.  A press release announcing this information was released on June 5, 2008 and is Exhibit 99.1 to this Form 8-K.

Item 9.01 Exhibits and Financial Statements.

                (a)           Financial Statements of Businesses Acquired

The required financial statements will be filed by amendment to this Current Report on Form 8-K no later than August 25, 2008.

                (b)           Pro forma Financial Information

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than August 25, 2008.

                (c)           Not applicable

                (d)           Exhibits

                10.1         Bridge Loan Agreement dated as of June 5, 2008, among DG FastChannel, Inc., the Guarantors, the Lenders, and Bank of Montreal, as administrative Agent.

99.1         Press Release dated June 5, 2008, relating to the transaction with WilTel Communications, LLC, Level 3 Communications, LLC and Vyvx, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2008	DG FASTCHANNEL, INC.

	By:	/s/ Omar A. Choucair
	Name:	Omar A. Choucair
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Bridge Loan Agreement dated as of June 5, 2008, among DG FastChannel, Inc., the Guarantors, the Lenders, and Bank of Montreal, as administrative Agent.

99.1	Press release, dated June 5, 2008.